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                                                                      Exhibit 5

                                  May __, 1997

Schuff Steel Company
420 South 19th Avenue
Phoenix, Arizona 85009

        Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Schuff Steel Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration of 2,530,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). In arriving at the opinions expressed below, we have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigation of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Stock conforms in all material respects to the description thereof set forth in the Registration Statement.

        Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

        (a) The Registration Statement has become effective under the Securities Act;

        (b) The due authorization, registration, and delivery of the certificate or certificates evidencing the Common Stock has occurred;

        (c) The due authorization, execution and delivery of the Underwriting Agreement;

        (d) The compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Common Stock; and

        (e) The Common Stock is issued and sold and consideration has been received therefore in the manner specified in the Registration Statement and the exhibits thereto; then

        The Common Stock to be issued by you will be legally issued, fully paid and non-assessable.


        The foregoing opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance or delivery of the Common Stock.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,

                                        SNELL & WILMER L.L.P.